Exhibit 99.1

Web.com Reports Second Quarter 2010 Financial Results

•	Closing on Register.com acquisition creates one of the largest online marketing and web services companies serving small business
•	Over $10 million in annualized cost synergy potential as Register.com is integrated
•	Register.com acquisition expected to drive immediate and growing accretion to non-GAAP net income per diluted share

JACKSONVILLE, FL – August 3, 2010 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of online marketing for small businesses, today announced results for the second quarter ended June 30, 2010.

“Web.com delivered second quarter revenue and profitability that were consistent with our expectations,” said David Brown, Chairman and CEO of Web.com.  “While the macro environment facing small businesses remains challenging, we are excited about Web.com’s future as the acquisition of Register.com is a transformational event for our company.  We have expanded our customer base to over 1 million subscribers, broadened our value proposition with highly synergistic offerings and increased our non-GAAP revenue run rate by approximately 80%.”

Brown added, “We believe the addition of Register.com will not only have a significant positive impact on our already strong adjusted EBITDA, it will also provide far greater resources to invest in sales and marketing programs that we are optimistic will restore top line growth off of a much larger revenue base.  We believe our combined resources and value proposition enhances Web.com’s leadership position and ability to capitalize on the large market opportunity related to online marketing solutions for small and medium-sized businesses.”

Second Quarter and Recent Business Highlights:

•
On July 30, 2010, Web.com closed the previously-announced acquisition of Register.com, a leading provider of global domain name registration and complementary website design and management services, for $135 million.  The combination will create one of the largest online marketing and web services companies serving small businesses, and is expected to have approximately $180 million in annualized non-GAAP revenue and over 1 million total customers.

•	Web.com’s total net subscribers were approximately 278,000 at the end of the second quarter of 2010, consistent with the end of the prior quarter.

•	Customer churn was 2.9% for the second quarter of 2010, representing an all-time low and compared to 3.1% for the first quarter of 2010.

Summary of Second Quarter 2010 Financial Results:

•	Total revenue was $24.8 million for the second quarter of 2010, compared to $26.5 million for the second quarter of 2009.

•	Operating loss, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $1.6 million, compared to operating income of $290 thousand for the second quarter of 2009.

•
GAAP net loss from continuing operations was $1.8 million for the second quarter of 2010.  This compares to GAAP net income from continuing operations of $307 thousand in the second quarter of 2009.  GAAP net loss from continuing operations was $0.07 per diluted share for the second quarter of 2010, compared to GAAP net income from continuing operations of $0.01 per diluted share for the second quarter of 2009.

•	Non-GAAP operating income was $3.1 million for the second quarter of 2010, representing a non-GAAP operating margin of 12.6% and compared to $4.2 million for the second quarter of 2009.

•
Non-GAAP net income was $3.3 million for the second quarter of 2010, compared to $5.1 million in the second quarter of 2009.  Non-GAAP net income per diluted share was $0.12 for the second quarter of 2010, compared to $0.19 per diluted share for the second quarter of 2009.

•
Adjusted EBITDA, which excludes the impact of stock-based compensation, restructuring charges and corporate development expenses, was $3.8 million for the second quarter of 2010, compared to $4.9 million for the second quarter of 2009.

•
Cash flows from operations were $3.7 million for the second quarter of 2010 and $4.3 million excluding the pay down of accrued restructuring expenses and fees associated with closing the Register.com acquisition.  This compared to $2.4 million for the second quarter of 2009.

Conference Call Information

Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business, including additional details on the acquisition of Register.com and guidance related to future results, today August 3, 2010, at 5:00 p.m. (Eastern Time). A live webcast of the call will be available at the “Investor Relations” page of the Company’s website, http://www.web.com. To access the call, dial 877-407-0784 (domestic) or 201-689-8560 (international). A replay of this conference call will be available for a limited time at 877-660-6853 (domestic) or 201-612-7415 (international). The replay account number is 3055 and the conference ID is 353440. A replay of the webcast will also be available for a limited time at http://ir.web.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, corporate development expenses, the deferred revenue adjustment due to purchase accounting, income tax expense, and includes an estimated cash tax rate to be paid during 2010.  Non-GAAP operating income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, corporate development expenses and the deferred revenue adjustment related to purchase accounting.  A reconciliation of GAAP financial measures to non-GAAP financial measures results has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of online marketing for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue, restructuring charges, corporate development expenses and stock-based compensation charges.  Management believes that excluding these items assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income from Continuing Operations and Non-GAAP Net Income From Continuing Operations Per Diluted Share.  The Company excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue, restructuring charges, corporate development expenses and stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release: Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of ASC 718-10 in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted, to disclose such expenses in the footnotes to its financial statements. As the Company applies ASC 718-10, it believes that it is useful to its investors to understand the impact of the application of ASC 718-10 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest expense.  The Company incurs interest expense related to the indebtedness of the Company.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest income.  The Company earns interest income related to its cash and cash equivalents.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue.  The Company has recorded a fair value adjustment to acquired deferred revenue in accordance with ASC 805-10-65. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue therefore facilitates management’s internal comparisons to the Company’s historical operating results.

•
Corporate development expenses. The Company incurred professional fees to assist us in performing due diligence procedures for the expected acquisition of Register.com in July 2010. The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding the anticipated reach, capabilities and opportunities for the combined company following the Register.com acquisition, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “potential,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, Web.com’s ability to integrate the Web.com and Register.com businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s and Register.com’s businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Kori Doherty
ICR
617-956-6730
kori.doherty@icrinc.com

Source:  Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)

	Three Months Ended June 30, 2010 (unaudited)	Three Months Ended June 30, 2009 (unaudited)	Six Months Ended June 30, 2010 (unaudited)	Six Months Ended June 30, 2009 (unaudited)
Revenue:				
Subscription	$ 23,957	$ 25,438	$ 48,438	$ 51,456
Professional services	820	1,037	1,468	1,590
Other revenue	-	-	-	1,000
Total revenue	24,777	26,475	49,906	54,046
Cost of revenue (excluding depreciation and amortization shown separately below):				
Subscription	9,652	9,413	19,686	18,721
Professional services	485	575	963	876
Total cost of revenue	10,137	9,988	20,649	19,597
Gross profit	14,640	16,487	29,257	34,449
Operating expenses:				
Sales and marketing	5,185	5,881	10,731	11,645
Research and development	2,225	2,086	4,496	4,128
General and administrative	5,572	4,789	9,347	10,851
Depreciation and amortization	3,313	3,441	6,593	6,790
Restructuring charges	(6)	-	54	-
Total operating expenses	16,289	16,197	31,221	33,414
(Loss) income from operations	(1,649)	290	(1,964)	1,035
Other income:				
Interest income, net	58	43	98	105
(Loss) income before income taxes from continuing operations	(1,591)	333	(1,866)	1,140
Income tax expense	(217)	(26)	(687)	(43)
Net (loss) income from continuing operations	(1,808)	307	(2,553)	1,097
Discontinued operations:				
Income (loss) from discontinued operations, net of tax	-	95	(9)	228
Gain on sale of discontinued operations, net of tax	125	822	125	822
Income from discontinued operations, net of tax	125	917	116	1,050
Net (loss) income	$ (1,683)	$ 1,224	$ (2,437)	$ 2,147
Basic earnings per share:				
(Loss) income from continuing operations attributable per common share	$ (0.07)	$ 0.01	$ (0.10)	$ 0.04
Income from discontinuing operations attributable per common share	$ -	$ 0.04	$ -	$ 0.04
Net (loss) income per common share	$ (0.07)	$ 0.05	$ (0.10)	$ 0.08
Diluted earnings per share:				
(Loss) income from continuing operations attributable per common share	$ (0.07)	$ 0.01	$ (0.10)	$ 0.04
Income from discontinuing operations attributable per common share	$ -	$ 0.04	$ -	$ 0.04
Net (loss) income per common share	$ (0.07)	$ 0.05	$ (0.10)	$ 0.08
Weighted-average number of shares used in per share amounts:				
Basic	25,457	25,130	25,433	25,365
Diluted	25,457	26,903	25,433	26,603

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(In thousands except per share data)
(unaudited)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Reconciliation of GAAP net (loss) income to non-GAAP net income				
GAAP net (loss) income	$ (1,683)	$ 1,224	$ (2,437)	$ 2,147
Amortization of intangibles	2,664	2,687	5,283	5,301
Stock based compensation	1,200	1,196	2,205	2,519
Income tax expense	217	26	687	43
Restructuring charges	(6)	-	54	-
Corporate development	909	-	909	-
Cash income tax expense	(44)	(91)	(109)	(183)
Fair value adjustment to deferred revenue	5	17	16	50
Non-GAAP net income	$ 3,262	$ 5,059	$ 6,608	$ 9,877
Reconciliation of GAAP basic net (loss) income per share to non-GAAP basic net income per share				
Basic GAAP net (loss) income per share	$ (0.07)	$ 0.05	$ (0.10)	$ 0.08
Amortization of intangibles per share	0.10	0.11	0.20	0.21
Stock based compensation per share	0.05	0.04	0.09	0.11
Income tax expense per share	0.01	-	0.03	-
Restructuring charges per share	-	-	-	-
Corporate development per share	0.04	-	0.04	-
Cash income tax expense per share	-	-	-	(0.01)
Fair value adjustment to deferred revenue per share	-	-	-	-
Basic Non-GAAP net income per share	$ 0.13	$ 0.20	$ 0.26	$ 0.39
Reconciliation of GAAP diluted net (loss) income per share to non-GAAP net income per share				
Fully diluted shares:				
Common stock	25,457	25,130	25,433	25,365
Diluted stock options	1,091	1,450	1,259	1,190
Diluted restricted stock	258	321	316	45
Warrants	-	2	-	3
Total	26,806	26,903	27,008	26,603
Diluted GAAP net (loss) income per share	$ (0.07)	$ 0.05	$ (0.10)	$ 0.08
Amortization of intangibles per share	0.10	0.10	0.20	0.20
Stock based compensation per share	0.04	0.04	0.08	0.10
Income tax expense per share	0.01	-	0.03	-
Restructuring charges per share	-	-	-	-
Corporate development	0.04	-	0.03	-
Cash income tax expense per share	-	-	-	(0.01)
Fair value adjustment to deferred revenue per share	-	-	-	-
Diluted Non-GAAP net income per share	$ 0.12	$ 0.19	$ 0.24	$ 0.37
Reconciliation of GAAP operating (loss) income to non-GAAP operating income				
GAAP operating (loss) income	$ (1,649)	$ 290	$ (1,964)	$ 1,035
Amortization of intangibles	2,664	2,687	5,283	5,301
Stock based compensation	1,200	1,196	2,205	2,519
Restructuring charges	(6)	-	54	-
Corporate development	909	-	909	-
Fair value adjustment to deferred revenue	5	17	16	50
Non-GAAP operating income	$ 3,123	$ 4,190	$ 6,503	$ 8,905
Reconciliation of GAAP operating margin to non-GAAP operating margin				
GAAP operating margin	-7%	1%	-4%	2%
Amortization of intangibles	11%	10%	11%	10%
Restructuring charges	0%	0%	0%	0%
Corporate development	4%	0%	2%	0%
Fair value adjustment to deferred revenue	0%	0%	0%	0%
Stock based compensation	5%	5%	4%	4%
Non-GAAP operating margin	13%	16%	13%	16%
Reconciliation of GAAP operating (loss) income to adjusted EBITDA				
GAAP operating (loss) income	$ (1,649)	$ 290	$ (1,964)	$ 1,035
Depreciation and amortization	3,313	3,441	6,593	6,790
Stock based compensation	1,200	1,196	2,205	2,519
Restructuring charges	(6)	-	54	-
Corporate development	909	-	909	-
Adjusted EBITDA	$ 3,767	$ 4,927	$ 7,797	$ 10,344